UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective July 6, 2007, The Shaw Group Inc. (the "Company") and Robert L. Belk reached an agreement pursuant to which Mr. Belk, upon his return to the Company from his previously announced medical leave of absence, will return as Executive Vice President of the Company but will not resume his former position as Chief Financial Officer of the Company. As previously reported in the Company’s Current Report on Form 8-K filed on June 1, 2007, effective June 1, 2007, Mr. Belk took a medical leave of absence and the Company appointed Dirk J. Wild to serve as Interim Chief Financial Officer of the Company, in addition to Mr. Wild’s duties as the Company’s Senior Vice President and Chief Accounting Officer. Mr. Wild will continue to serve as the Company’s interim Chief Financial Officer for an indefinite period.

Mr. Wild has served as the Company’s Senior Vice President and Chief Accounting Officer since October 2004. Mr. Wild first joined the Company in November 2001 as Vice President of Special Projects, and held such position until August 2002 when he was appointed as Senior Vice President – Financial Controls. Mr. Wild served as Senior Vice President – Financial Controls until March 2003, when he was appointed as Senior Vice President & Chief Financial Officer of the Company’s Engineering, Construction & Maintenance ("ECM") Division. Mr. Wild served as Senior Vice President & Chief Financial Officer of the Company’s ECM Division from March 2003 until his appointment as the Company’s Senior Vice President & Chief Accounting Officer. For the 12 years prior to joining the Company, Mr. Wild was employed with the former accounting firm Arthur Anderson, LLP in New Orleans, serving last as a Senior Manager.

(e) In connection with the effectiveness of the change in Mr. Belk’s position with the Company as described above, the Employment Agreement dated as of May 1, 2000, by and between the Company and Mr. Belk, as previously amended, was further amended effective July 6, 2007 (the "Fourth Amendment," and the Employment Agreement together with all prior amendments, the "Employment Agreement"). The Employment Agreement with Mr. Belk, as previously amended, is incorporated in this Current Report on Form 8-K by reference to the designated Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2001, the Company’s Current Report on Form 8-K filed on December 3, 2004, and the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2006.

A summary of the amendments to the Employment Agreement contained in the Fourth Amendment that are material to the Company is set forth below; provided that the summary is qualified in its entirety by the terms and provisions of the Fourth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1: (1) Mr. Belk will serve as the Company’s Executive Vice President, and be assigned such duties and responsibilities consistent with the customary duties of the position including serving as executive sponsor of major client relationships, banking and investor relations, community and governmental relations, and such other duties, all as are reasonably and in good faith mutually agreed upon; (2) the term of his employment shall become fixed as of December 31, 2007, and the Employment Agreement shall expire on December 31, 2010; (3) Mr. Belk’s Base Compensation will be $500,000 per annum; (4) Mr. Belk will be eligible to participate in the Company’s annual management incentive plan as established by the Board with a minimum bonus of 20% of his Base Compensation; (5) Mr. Belk will be entitled to five (5) weeks of paid vacation per year without any loss of compensation or benefits; and (6) Resignation for Good Reason shall include the assignment of duties inconsistent with the office of Executive Vice President. All capitalized terms used in the above summary that are not defined have the meanings ascribed to them in the Fourth Amendment and the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Fourth Amendment to Employment Agreement of Robert L. Belk, effective July 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

July 11, 2007	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Employment Agreement of Robert L. Belk, effective July 6, 2007